Exhibit 24.1

POWER OF ATTORNEY
The undersigned hereby constitutes and appoints Stephen Preston, Randall Starr, and Drew Ireland as the undersigned’s true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution and full power to act alone and without the other, for the undersigned and in the undersigned’s name, place and stead, in any and all capacities, to:
(1)
execute for and on behalf of the undersigned, in the undersigned’s capacity as executive officer, director and/or beneficial owner of equity securities of FrontView REIT, Inc. (the “Company”), (i) any forms required to be filed by the undersigned pursuant to Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), (ii) Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (iii) Schedules 13D and 13G in accordance with Section 13 of the Exchange Act and (iv) and any other forms or reports the undersigned may be required to file in connection with the undersigned’s ownership, acquisition, or disposition of securities of the Company;

(2)
do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such (i) form required to be filed by the undersigned pursuant to Rule 144 under the Securities Act, (ii) Form 3, 4 or 5 under Section 16(a) of the Exchange Act, (iii) Schedule 13D or 13G under Section 13 of the Exchange Act or (iv) other form or report, including, without limitation, all forms or reports necessary to obtain EDGAR Identification Numbers, complete and execute any amendment or amendments thereto, and file such schedule, form or report with the United States Securities and Exchange Commission and, if required, any stock exchange or similar authority; and

(3)
take any other action of any type whatsoever in connection with the foregoing which, in the opinion of any such attorney-in-fact, may be of benefit to, in the best interests of, or legally required by, the undersigned, it being understood that the documents executed by any such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as any such attorney-in-fact may approve in any such attorney-in-fact’s discretion.

The undersigned hereby grants to the attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned’s responsibilities to comply with Rule 144 under the Securities Act or Sections 13 or 16 of the Exchange Act.
This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file any form required to be filed by the undersigned pursuant to Rule 144 under the Securities Act, any Form 3, 4 or 5 under Section 16(a) of the Exchange Act or any Schedule 13D or 13G under Section 13 of the Exchange Act with respect to the undersigned’s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact, except that in respect of any person herein appointed as an attorney-in-fact of the undersigned, this Power of Attorney shall be revoked and shall cease to be effective immediately with respect to such person at such time as such person shall no longer be employed by any of FrontView REIT, Inc. and its affiliates.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 16th day of September, 2024.

/s/ Timothy D. Dieffenbacher

Timothy D. Dieffenbacher